INDEPENDENT AUDITORS' CONSENT

The Davey Tree Expert Company

We consent to the incorporation by reference in Registration Statement No. 333-24155 of The Davey Tree Expert Company on Form S-8 of our report dated June 23, 2000, appearing in this Annual Report on Form 11-K of The Davey 401KSOP and ESOP for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

June 29, 2000